Exhibit 99.1

FOR IMMEDIATE RELEASE

Wesbanco Announces Pricing of $230 Million Offering of Depositary Shares Representing Interests in Preferred Stock

WHEELING, WV, September 10, 2025– Wesbanco, Inc. (Nasdaq/NGS: WSBC) (“Wesbanco”) today announced that it has priced an underwritten public offering of 9,200,000 depositary shares (the “depositary shares”) each representing a 1/40th interest in a share of 7.375% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share).

When, as and if declared by the board of directors of Wesbanco or a duly authorized committee of the board, dividends will accrue and be payable quarterly, in arrears, (i) from September 17, 2025 to, but excluding, October 1, 2030, at a rate equal to 7.375% per annum, in arrears on each January 1, April 1, July 1 and October 1, commencing January 1, 2026, and (ii) from and including October 1, 2030, during each reset period, at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date plus 3.795% in arrears on each of January 1, April 1, July 1 and October 1of each year, beginning on October 1, 2030, except in each case where such day is not a business day. Wesbanco may, at its option, redeem the Series B Preferred Stock on any dividend payment date on or after October 1, 2030, or following a regulatory capital treatment event as described in the prospectus supplement and accompanying prospectus relating to the offering, in each case at a redemption price equal to $1,000 per share of Series B Preferred Stock (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends to, but excluding, the redemption date. Wesbanco intends to apply to list the depositary shares on The Nasdaq Global Select Market under the symbol “WSBCPB.”

Keefe, Bruyette & Woods, A Stifel Company, RBC Capital Markets, and Raymond James are acting as joint book-running managers. D.A. Davidson & Co. is acting as co-manager.

Wesbanco expects (i) to use approximately $150 million of the net proceeds from this offering to redeem in full its outstanding 6.75% Series A Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) and the related depositary shares (the “Existing Depositary Shares”), and (ii) to use approximately $50 million of the net proceeds from this offering to redeem in full its outstanding 4.0% Fixed-To-Floating Rate Subordinated Notes due September 30, 2030 (the “2030 Notes”), which were assumed in connection with its acquisition of Premier Financial Corporation. The remaining net proceeds will be used for general corporate purposes, which may include (i) repayment, redemption or refinancing of indebtedness, (ii) capital expenditures, (iii) making contributions to the capital of Wesbanco Bank to support its lending, investing and other financial services activities, (iv) funding of possible acquisitions, (v) working capital, (vi) satisfaction of other obligations of ours and our subsidiaries and (vii) repurchase of our outstanding equity securities. The offering is expected to close on or about September 17, 2025, subject to customary closing conditions.

The depositary shares are being offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-270051) by means of a prospectus and prospectus supplement filed with the SEC. Before you invest, you should read the prospectus in that registration statement, the related prospectus supplement and other documents Wesbanco has filed with the SEC for more complete information about Wesbanco and this offering. Copies of these documents can be obtained without charge by visiting the SEC’s website at www.sec.gov, or may be obtained from: Keefe, Bruyette & Woods, Inc. at USCapitalMarkets@kbw.com, RBC Capital Markets, LLC at TMGUS@rbccm.com, and Raymond James & Associates at Prospectus@raymondjames.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the depositary shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release also shall not constitute a notice of redemption for or an offer to repurchase any shares of Series A Preferred Stock, Existing Depositary Shares or 2030 Notes.

About Wesbanco

With over 150 years as a community-focused, regional financial services partner, Wesbanco Inc. (NASDAQ: WSBC) and its subsidiaries build lasting prosperity through relationships and solutions that empower our customers for success in their financial journeys. Customers across our eight-state footprint choose Wesbanco for the comprehensive range and personalized delivery of our retail and commercial banking solutions, as well as trust, brokerage, wealth management and insurance services, all designed to advance their financial goals. Through the strength of our teams, we leverage large bank capabilities and local focus to help make every community that we serve a better place for people and businesses to thrive. Headquartered in Wheeling, West Virginia, Wesbanco has $27.6 billion in total assets, with our Trust and Investment Services holding $7.2 billion of assets under management and securities account values (including annuities) of $2.6 billion through our broker/dealer, as of June 30, 2025.

Forward-Looking Statements

Forward-looking statements in this release relating to Wesbanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with Wesbanco’s Form 10-K for the year ended December 31, 2024 and documents subsequently filed by Wesbanco with the Securities and Exchange Commission (the “SEC”), including Wesbanco’s Forms 10-Q for the quarters ended March 31, 2025 and June 30, 2025, which are available at the SEC’s website, www.sec.gov or at Wesbanco’s website, www.Wesbanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in Wesbanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the businesses of Wesbanco and Premier Financial Corp. (“PFC”) may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger of Wesbanco and PFC may not be fully realized within the expected timeframes; disruption from the merger of Wesbanco and PFC may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to Wesbanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, the Consumer Financial Protection Bureau and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-

security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting Wesbanco’s operational and financial performance. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the registration statement on Form S-3, including the prospectus supplement and the accompanying base prospectus filed with the SEC by Wesbanco, including the filings, reports, documents and other information incorporated by reference therein. If one or more events related to these or other risks or uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may differ materially from what Wesbanco anticipates. Many of these risk factors are beyond Wesbanco’s ability to control or predict, and you are cautioned not to put undue reliance on the forward-looking statements. Forward-looking statements represent Wesbanco’s estimates and assumptions only as of the date that they were made. Wesbanco does not undertake any duty to update these forward-looking statements.

Investor Relations Contact:

Mr. John Iannone

Senior Vice President, Investor & Public Relations

(304) 905-7021